Exhibit 99.1

ROTH CH ACQUISITION I CO.

BALANCE SHEET

MAY 7, 2020

		Pro Forma
	May 7, 2020	Adjustments	As Adjusted
		(unaudited)	(unaudited)
ASSETS
Current assets
Cash	$647,863	$—	$647,863
Prepaid expenses	29,200	—	29,200
Total Current Assets	677,063	—	677,063

Cash held in Trust Account	75,000,000	1,500,000	76,500,000
Total Assets	$75,677,063	$1,500,000	$77,177,063

LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities
Deferred underwriting fee payable	$2,625,000	$52,500	$2,677,500
Total Liabilities	2,625,000	52,500	2,677,500

Commitments

Common stock subject to possible redemption, 6,805,206 and 30,153,475 shares at redemption value, respectively	68,052,060	1,447,500	69,499,560

Stockholders’ Equity
Common stock, $0.0001 par value; 50,000,000 shares authorized; 3,113,544 and 1,471,525 issued and outstanding (excluding 6,805,206 and 30,153,475 shares subject to possible redemption), respectively	311	(23)	288
Additional paid-in capital	5,001,816	23	5,001,839
Accumulated deficit	(2,124)	—	(2,124)
Total Stockholders’ Equity	5,000,003	—	5,000,003
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$75,677,063	$1,500,000	$77,177,063